UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1740, Denver, Colorado 80202

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On December 21, 2006, Rancher Energy Corp. (the “Company”) entered into the material agreements described under Item 3.02 below.

Item 3.02

Common Stock Offering

On December 21, 2006, the Company entered into a Securities Purchase Agreement with investors in a private placement pursuant to which the Company sold 40,694,335 shares of its Common Stock, together with warrants to purchase up to 40,694,335 shares of Common Stock. The aggregate gross proceeds received by the Company were $61,041,502. The warrants are exercisable for five years, which period will begin at such time as the Company amends its articles of incorporation to increase its authorized shares of Common Stock. The Company has agreed to promptly call a meeting of its stockholders to approve this increase. The Company will be required to make payments to the investors if approval is not obtained as more fully described in the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated December 21, 2006 by and among the Company and the investors identified therein, a form of which is attached as Exhibit 10.1 to this Report. The form of warrant is included as Exhibit 4.1.

The proceeds from the Offering will be used primarily to acquire oil fields in Wyoming’s Powder River Basin.

The Company relied on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder, as the basis for its exemption from registration of this issuance. All of the investors in the Offering made investment representations and confirmed their understanding that the securities may not be sold in the United States unless subsequently registered or pursuant to an exemption from the registration requirements.

THE SECURITIES OFFERED IN THE OFFERING HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

The Company agreed to pay agent fees aggregating $4,654,661.89.

Registration Rights

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it is required to file a registration statement with the SEC (the “Registration Statement”) within 75 days, to register all of the shares of Common Stock sold to investors during the Offering and all of the shares of Common Stock issuable upon exercise of the warrants issued to the investors in the Offering and to have the Registration Statement declared effective by the SEC within 120 days of Closing (within 150 days of Closing in the event of a full review by the Commission). The Company will be subject to the payment of liquidated damages if it fails to meet those obligations or fails to maintain the effectiveness of the Registration Statement. The form of Registration Rights Agreement is included as Exhibit 4.2 to this Report.

Lock-Up and Voting Agreements

In connection with the Offering, the Company and certain of its directors and officers entered into a lock-up agreement (the “Lock-Up Agreement”), restricting those directors and officers in their ability to transfer shares of Common Stock as set forth in the Lock-Up Agreement. Further, in connection with the Offering, the Company and holders of approximately 13 million shares of Common Stock entered into a voting agreement (the “Voting Agreement”) regarding the amendment of the Company’s articles of incorporation and other matters more fully described in the Voting Agreement. The Voting Agreement contains a lock-up provision restricting the signatory holders of Common Stock from transferring their shares of Common Stock until the stockholder approval is received.

The form of Lock-Up Agreement and the form of Voting Agreement are included as Exhibits 10.2 and 10.3, respectively, to this Report.

Item 7.02 Regulation FD Disclosures

On December 27, 2006, the Company issued a press release entitled “Rancher Energy Raises $61 Million in Private Placement.” The press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 4.1	Form of Common Stock Warrant issued pursuant to the Securities Purchase Agreement
Exhibit 4.2	Registration Rights Agreement
Exhibit 10.1	Securities Purchase Agreement
Exhibit 10.2	Lock-Up Agreement
Exhibit 10.3	Voting Agreement
Exhibit 99.1	December 27, 2006 Press Release entitled “Rancher Energy Raises $61 Million in Private Placement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name: John Works
Title: President, Principal Executive Officer and Principal Financial Officer

Dated: December 27, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	Form of Common Stock Warrant issued pursuant to the Securities Purchase Agreement
Exhibit 4.2	Registration Rights Agreement
Exhibit 10.1	Securities Purchase Agreement
Exhibit 10.2	Lock-Up Agreement
Exhibit 10.3	Voting Agreement
Exhibit 99.1	December 27, 2006 Press Release entitled “Rancher Energy Raises $61 Million in Private Placement.”